                                                                    EXHIBIT 99.2

                     THOMAS INDUSTRIES INC. LIGHTING GROUP

                            COMBINED BALANCE SHEETS

                                                               DECEMBER 31,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents................................. $  5,792  $  3,326
  Accounts receivable, net..................................   54,014    49,530
  Inventories...............................................   52,532    48,064
  Deferred income taxes.....................................    3,579     4,938
  Other current assets......................................    3,641     4,482
                                                             --------  --------
Total current assets........................................  119,558   110,340
Property, plant and equipment, net..........................   46,642    45,584
Intangible assets, net......................................   48,435    49,260
Other assets................................................    8,865     6,758
                                                             --------  --------
Total assets................................................ $223,500  $211,942
                                                             ========  ========
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.......................................... $ 21,396  $ 19,155
  Accrued expenses and other current liabilities............   25,062    22,405
  Current portion of long-term debt.........................    7,810     7,740
                                                             --------  --------
Total current liabilities...................................   54,268    49,300
Deferred income taxes.......................................    5,669     5,582
Long-term debt, less current portion........................   54,256    61,820
Other long-term liabilities.................................    3,738     3,898
                                                             --------  --------
Total liabilities...........................................  117,931   120,600
Equity:
  Thomas' investment........................................  109,511    94,778
  Foreign currency translation..............................   (3,574)   (2,656)
  Minimum pension liability.................................     (368)     (780)
                                                             --------  --------
Total equity................................................  105,569    91,342
                                                             --------  --------
Total liabilities and equity................................ $223,500  $211,942
                                                             ========  ========
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                            See accompanying notes.